As filed with the Securities and Exchange Commission on November 9, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0846841
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)
1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address of Principal Executive Offices)

2003 Non-Employee Directors’ Stock Option Plan
2003 Stock Option Plan
(Full Title of the Plan)

Lawrence D. Firestone
Executive Vice President and Chief Financial Officer
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
(970) 221-4670
(Name, address and telephone number of Agent for Service)
With a copy to:
Carissa C. W. Coze
Hogan & Hartson L.L.P.
1999 Avenue of the Stars, Suite 1400
Los Angeles, CA 90067

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of each class of securities	to be	Offering Price	Aggregate Offering	Registration
to be registered	Registered (1)	per Share (2)	Price (2)	Fee
Common Stock, par value $0.001 per share, issuable under the 2003 Non-Employee Directors’ Stock Option Plan	500,000	$16.02	$8,010,000.00	$245.91
Common Stock, par value $0.001 per share, issuable under the 2003 Stock Option Plan	3,500,000	$16.02	$56,070,000.00	$1,721.35
Total	4,000,000		$64,080,000.00	$1,967.26

(1)	Also includes any additional shares of common stock that may become issuable under the 2003 Non-Employee Directors’ Stock Option Plan and 2003 Stock Option Plan as a result of the anti-dilution and adjustment provisions of the respective plans.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The above calculation is based on the average of the reported high and low prices of the Common Stock on November 2, 2007, as reported on the NASDAQ Stock Market.

EXPLANATORY NOTE
     Advanced Energy Industries, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), (i) to increase by 500,000 the number of shares of Common Stock that are registered under the 2003 Non-Employee Directors’ Stock Option Plan and (ii) to increase by 3,500,000 the number of shares of Common Stock that are registered under the 2003 Stock Option Plan.
     Pursuant to General Instruction E of Form S-8, the contents of (A)(i) the Registration Statement on Form S-8 (File No. 333-105366) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 19, 2003 and (ii) the Registration Statement on Form S-8 (File No. 333-129859) previously filed by the Registrant with the Commission on November 21, 2005 relating to the 2003 Non-Employee Directors’ Stock Option Plan and (B) the Registration Statement on Form S-8 (File No. 333-105365) previously filed by the Registrant with the Commission on May 19, 2003 relating to the 2003 Stock Option Plan are hereby incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
No.	Exhibit
4.1	Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-97188), filed September 20, 1995, as amended).

5.1	Opinion of Hogan & Hartson LLP as to the validity of the securities registered hereunder.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24	Power of Attorney (included on the signature page in Part II of this Registration Statement).

SIGNATURES
     Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Collins, state of Colorado, on November 9, 2007.

ADVANCED ENERGY INDUSTRIES, INC.
By:	/s/ Hans Georg Betz
Hans Georg Betz
Chief Executive Officer and President

POWER OF ATTORNEY
     Each person whose signature appears below appoints Hans Georg Betz and Lawrence D. Firestone, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Hans Georg Betz Hans Georg Betz	Chief Executive Officer, President (Principal Executive Officer)	November 9, 2007

/s/ Lawrence D. Firestone Lawrence D. Firestone	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2007

/s/ Douglas S. Schatz	Chairman of the Board	November 9, 2007
Douglas S. Schatz

/s/ Richard P. Beck	Director	November 9, 2007
Richard P. Beck

/s/ Trung T. Doan Trung T. Doan	Director	November 9, 2007

/s/ Barry Z. Posner	Director	November 9, 2007
Barry Z. Posner

/s/ Thomas M. Rohrs	Director	November 9, 2007
Thomas M. Rohrs

/s/ Elwood Spedden	Director	November 9, 2007
Elwood Spedden

Exhibit Index

Exhibit
No.	Exhibit
4.1	Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-97188), filed September 20, 1995, as amended).

5.1	Opinion of Hogan & Hartson LLP as to the validity of the securities registered hereunder.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).